SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2008

Davi Skin, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-14297	86-0907471
(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130 Marina Del Rey, California	90292
(Address of Principal Executive Offices)	(Zip Code)

(310) 827-0800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On or about April 17, 2008, Davi Skin, Inc. (“Davi or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the terms of the Agreement, the Company issued to the purchaser 250,000 shares of Series A Convertible Preferred Stock (as defined below) and warrants to purchase 4,750,000 shares of the Company’s common stock at an exercise price of $.15.

Section 3 - Securities and Trading Markets Item 8.01 Other Events.

Item 3.03 Material Modification to Rights of Security Holders.

Davi Skin, Inc. (“Davi” or the “Company”) is authorized to issue 10,000,000 shares of $0.001 par value preferred stock (“Preferred Stock”).  The Board of Directors of the Company has designated 600,000 shares of the Preferred Stock as Series A Preferred Stock, the number of shares designated and rights of each class are briefly described as follows:

Series A Convertible Preferred Stock

On April 17, 2008, the Company designated 600,000 shares of Preferred Stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $.05. The Series A Preferred Stock is redeemable at any time after April 17, 2009 at the sole option of the holder at a redemption price of $1.09 per share. In the event the Company cannot redeem the Series A Convertible Preferred Stock upon demand by the holder after April 27, 2009, or upon a Deemed Liquidation Event (as defined in the Series A Certificate of Designation described herein) the conversion price shall be adjusted to $.01. Holders of the Series A Preferred Stock are entitled at their option to receive dividends payable quarterly in cash or additional shares of common stock at a rate per annum of $0.09 per share of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock.   Holders of Series A Preferred Stock are entitled to one vote for each share of Series A Convertible Preferred Shares held, are entitled to elect up to two members to the Company’s Board of Directors, and, absent such election, are provided certain voting and veto rights to any vote by the Board of Directors. As of April 17, 2008, there were 600,000 shares of Series A Preferred Stock designated and 250,000 shares of Series A Preferred Stock issued and outstanding.  The terms of the Series A Preferred Stock are more fully set forth in the Articles of Amendment described in Item 5.03 below and filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 5 - Corporate Governance and Management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2008, the Company filed a Certificate of Designation (the “Series A Certificate of Designation”) with the Secretary of State of Nevada to amend its Articles of Incorporation and establish the preferences, limitations and relative rights of Series A Convertible Stock.  The Series A Certificate of Designation became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Exhibit

3.1	Certificate of Designation dated April 17, 2008, relating to Davi’s Series A Preferred Stock.

10.1	Securities Purchase Agreement dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Munjit Johal
_________________________
Munjit Johal
Chief Financial Officer
Date: May 16, 2008